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                         SCHUMACHER & ASSOCIATES, INC.
                         Certified Public Accountants
                12835 East Arapahoe Road, Tower II, Suite 110-B
                          Telephone:  (303) 792-2466
                          Facsimile:  (303) 792-2467


February 14, 2000




United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  The Southshore Corporation

Ladies and Gentlemen:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of The Southshore Corporation. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K dated February 10, 2000 captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 14th day of February, 2000.

Sincerely,

Schumacher & Associates, Inc.